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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-86594) pertaining to the resale of certain shares of Carreker Common Stock, and in the Registration Statement on Form S-8 (No. 333-63517) pertaining to the Amended and Restated Carreker Corporation 1994 Long Term Incentive Plan and the Carreker Corporation Director Stock Option Plan, of our report dated April 29, 2003 with respect to the consolidated financial statements of Carreker Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 2003.

                      /s/ ERNST & YOUNG, LLP

Dallas, Texas
April 29, 2003

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Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS